UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2007

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2007, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") completed a public offering of $400,000,000 principal amount of the Company’s 6.25% Senior Notes due 2013 (the "Notes"). The Notes are governed by an indenture, as supplemented by a supplemental indenture, each dated as of September 13, 2007 and between the Company and U.S. Bank National Association, as trustee (as so supplemented, the "Indenture").

The Notes were issued and sold pursuant to an underwriting agreement (the "Underwriting Agreement") with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated on behalf of themselves and as representatives of the underwriters named therein (collectively, the "Underwriters"). The Company sold the Notes to the Underwrites at an issue price of 99.288% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.888% of the principal amount thereof.

The net proceeds of the offering to the Company were approximately $396 million, which the Company intends to apply to reduce outstanding borrowings under its revolving credit facility.

The Notes are direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on February 15 and August 15 of each year.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-145894).

The foregoing description of the Indenture and the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the full text of the Supplemental Indenture which are attached hereto as exhibits 4.1 and 4.2 respectively, and incorporated herein by reference and to the full text of the Underwriting Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K, filed on September 11, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company's direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Indenture, dated as of September 13, 2007, between Starwood Hotels & Resorts Worldwide, Inc. and the U.S. Bank National Association, as trustee.

4.2 Supplemental Indenture, dated as of September 13, 2007, between Starwood Hotels & Resorts Worldwide, Inc. and the U.S. Bank National Association, as trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

September 17, 2007	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer & General Counsel

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Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of September 13, 2007, between Starwood Hotels & Resorts Worldwide, Inc. and the U.S. Bank National Association, as trustee.
4.2	Supplemental Indenture, dated as of September 13, 2007, between Starwood Hotels & Resorts Worldwide, Inc. and the U.S. Bank National Association, as trustee.